As filed with the United States Securities and Exchange Commission on January 14, 2014

Registration No. 333-191460

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Trinseo Materials Operating S.C.A.	Trinseo Materials Finance, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Luxembourg	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

2821	2821
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)

98-0663708	46-2429861
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

1000 Chesterbrook Boulevard, Suite 300

Berwyn, Pennsylvania 19312

(610) 240-3200

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Curtis S. Shaw

Executive Vice President, General Counsel and Corporate Secretary

1000 Chesterbrook Boulevard, Suite 300

Berwyn, Pennsylvania 19312

(610) 240-3200

(Address, including zip code, and telephone number, including area code, of registrants’ agent for service of process)

and the Guarantors identified in Table of Additional Registrant Guarantors below

Ronald L. Francis, Jr.

Nicholas A. Bonarrigo

Reed Smith LLP

Reed Smith Centre

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

412-288-3131

(Copies of all communications, including communications sent to agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee
8.750% Senior Secured Notes due 2019	$1,325,000,000	100%	$1,325,000,000	$180,730(2)
Guarantees of 8.750% Senior Secured Notes due 2019(3)	N/A	N/A	N/A	N/A(4)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.
(2)	Previously paid.
(3)	Certain subsidiaries of Trinseo S.A. guarantee the 8.750% Senior Secured Notes due 2019. See the table below for a complete list of the guarantors.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate consideration will be received for the Guarantees of the 8.750% Senior Secured Notes due 2019. Therefore, no registration fee is attributed to them.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 (“Amendment No. 5”) to the Registration Statement on Form S-4 of Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc. and the additional registrant guarantors set forth therein, which was originally filed on September 30, 2013, as amended on December 6, 2013 by Amendment No. 1, amended on December 17, 2013 by Amendment No. 2, amended on December 24, 2013 by Amendment No. 3 and further amended on December 26, 2013 by Amendment No. 4 (together, the “Registration Statement”), is being filed solely to amend Exhibit 5.12. No other changes have been made to the Registration Statement. Accordingly, this Amendment No. 5 consists solely of the facing page, this explanatory note, Part II and the Exhibit Index.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The address and telephone number of the principal executive offices of each registrant is 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312, (610) 240-3200. The agent for service of process for each registrant is Curtis S. Shaw, Executive Vice President, General Counsel and Corporate Secretary, 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312, (610) 240-3200.

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Organization	I.R.S. Employer Identification No. (if applicable)
Styron Australia Pty Ltd	Australia	98-0650032
Styron Belgium B.V.B.A.	Belgium	98-0646254
Styron Canada ULC	Canada	N/A
Styron LLC	Delaware	80-0512509
Styron US Holding, Inc.	Delaware	27-2552128
Styron Deutschland GmbH	Germany	98-0647265
Styron Deutschland Anlagengesellschaft mbH	Germany	98-0646376
Styron (Hong Kong) Limited	Hong Kong	98-0664499
Styron Investment Holdings Ireland	Ireland	N/A
Styron Materials Ireland	Ireland	98-0665096
Trinseo S.A.	Luxembourg	N/A
Styron Luxco S.à r.l.	Luxembourg	98-0651660
Styron Holding S.à r.l.	Luxembourg	N/A
Trinseo Materials S.à r.l.	Luxembourg	98-1019768
Styron Finance Luxembourg S.à r.l.	Luxembourg	98-0651660
Styron Netherlands B.V.	Netherlands	98-0646258
Styron Holding B.V.	Netherlands	98-0646256
Styron Singapore Pte. Ltd.	Singapore	98-0646253
Styron Holdings Asia Pte. Ltd.	Singapore	N/A
Styron Sverige AB	Sweden	98-0603119
Styron Europe GmbH	Switzerland	98-0598139
Styron UK Limited	United Kingdom	98-0595816

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Delaware

Trinseo Materials Finance, Inc. and Styron US Holding, Inc. are incorporated under the laws of the State of Delaware. Styron LLC is a Delaware limited liability company.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 (g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Both Trinseo Materials Finance, Inc.’s and Styron US Holding, Inc.’s (the “Delaware Corporation Co-Registrants”) certificates of incorporation, as amended, provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. The Delaware Corporation Co-Registrants’ certificates of incorporation, as amended, both require indemnification of any person who was or is made a party, or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Delaware Corporation Co-Registrants or is or was serving at the request of the Delaware Corporation Co-Registrants as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent.

The Delaware Corporation Co-Registrants may purchase and maintain insurance on their own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Delaware Corporation Co-Registrants or was serving at the request of the Delaware Corporation Co-Registrants as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Delaware Corporation Co-Registrants would have the power to indemnify such person against such liability under their respective certificates of incorporation.

Section 18-108 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) empowers a Delaware limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

Styron LLC’s Second Amended and Restated Limited Liability Company Agreement provides that it shall, to the fullest extent authorized by the Delaware LLC Act, indemnify and hold harmless any of its member, manager, officer or employee from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of Styron LLC.

Luxembourg

Trinseo Materials Operating S.C.A., Trinseo S.A., Styron Luxco S.à r.l., Styron Holding S.à r.l., Trinseo Materials S.à r.l. and Styron Finance Luxembourg S.à r.l. are organized and existing under the laws of Luxembourg.

According to Luxembourg case law, liability exemption clauses, in a contractual arrangement between a director and company or included in the articles of association of a company, are generally accepted as valid to the extent that they are: (a) voluntarily agreed without fraud; (b) not prohibited by specific legal provisions, legal principles, general interest or protection of certain creditors; and (c) not in contradiction with the purpose, or the other provisions, of the agreement. Because an arrangement between a company and a director to hold the director harmless against the financial consequences of a claim on the basis of a director’s personal liability for faults committed during the exercise of its mandate, offers similar protection as a D&O liability insurance policy, which insurances are generally admitted under Luxembourg law, it is generally accepted that indemnity agreements are allowed as well, provided that they do not aim to cover criminal charges.

The Articles of Association of Trinseo S.A., Trinseo Materials Operating S.C.A. and Styron Finance Luxembourg S.à r.l. contain an undertaking for those companies to indemnify any manager or other officer of the company for any costs that may be incurred in connection with any legal proceedings against such officer in its capacity as officer of the company, except in case of fraud, willful misconduct, bad faith, gross negligence or reckless disregard to his duties as director (or any combination of one or more of such concepts; there are slight variations in the relevant provisions in the articles of each of these companies).

The Articles of Association of Trinseo Materials S.à r.l., Styron Holding S.à r.l. and Styron Luxco S.à r.l., do not contain such indemnifications.

Australia

Styron Australia Pty Ltd (ACN 141 196 330) (“Styron Australia”) is incorporated under the Corporations Act 2001 (Cth) (“Act”). Under Australia law, companies are permitted to indemnify and insure directors and officers subject to specific restrictions in the Act (sections 199A, 199B and 199C). The constitution of the company does not contain such provisions, however, Styron Holdings Asia Pte. Ltd (“Styron Holdings”) has entered into a Deed of Access, Indemnity and Insurance for Company Officers (the “Deed”) with the Australia resident director of Styron Australia.

The Deed provides that Styron Holdings will indemnify officers of Styron Australia against all costs, charges, losses, damages, expenses, penalties or liabilities of any kind incurred by the officer (in such capacity) arising out of the conduct of the business of Styron Australia or of another corporation (as determined by the board of Styron Australia) or, the discharge of their duties as an officer of Styron Australia or arising by reason of appointment, nomination of secondment in any capacity of the officer to another corporation (as determined by the board of Styron Australia). These indemnities do not apply for: (a) a liability owed to Styron Australia or a related body corporate (as defined in the Act); (b) a liability for a pecuniary penalty order made by a court against a director or officer (section 1317G of the Act) or a compensation order made by a court against a director or officer (section 1317HA of the Act); or (c) a liability that did not arise out of conduct in good faith.

Further, the indemnity provided by the Deed does not extend to legal costs incurred by the officer in obtaining advice for, or conducting or defending any actual, threatened or reasonably apprehended action, proceeding, investigation, inquiry or hearing (whether civil, criminal, administrative or judicial) against the officer of Styron Australia which may relate to an act or omission of the officer of Styron Australia in such capacity. Styron Holdings may, however, advance monies to the officer in respect of such these legal costs, which is repayable to Styron Holdings to the extent the officer is not entitled to the indemnity under the Deed (or the officer may retain the monies as the indemnity to which they are entitled).

The Deed also requires, to the fullest extent permitted by law, Styron Holdings to maintain director and officer insurance which insures the officer against liability for their acts or omissions in their capacity as a director of Styron Australia other than for conduct involving willful breach of duty in relation to Styron Australia, or improper use of position or information by the director or officer in contravention of sections 182 or 183 of the Act.

Belgium

Styron Belgium B.V.B.A. is a Belgian private limited liability company.

Under the laws of Belgium, managers do not contract any personal liability deriving from the liabilities of the company. Managers can, however, be responsible for damages caused by their own negligence. This responsibility may exist towards the company, towards shareholders and towards third parties, depending on the circumstances and the basis of action. Belgian laws and regulations do not explicitly address the issue of indemnity and insurance coverage for managers, but the following principles apply.

Belgian law allows for indemnity agreements between a company and its directors. However, by entering into an indemnity agreement, the company does not relinquish its own right to enforce a claim against the director, which would be an exclusion of liability. An indemnity agreement will be valid if provided by the company for liability towards third parties, or, if not provided by the company but a parent company, for liability towards third parties and the company. The indemnification cannot be granted for willful misconduct or criminal liability.

A director who also serves as an employee of the company can only be held personally liable in the event of fraud, serious fault or, in the case of minor faults, if these occur frequently.

Pursuant to art. 8 of the Insurance Act of 1992, a director can be insured against contractual liability, even for gross negligence (grove schuld), unless explicitly listed and excluded in the insurance. Willful misconduct and criminal fines and sanctions cannot be insured. The director himself, the company or a parent company can take out the insurance.

Article 15 of the Articles of Association of Styron Belgium B.V.B.A. provides for the reimbursement of any normal and justified expenses of the managers of Styron Belgium B.V.B.A. The Articles of Association do not provide for any specific provisions regarding indemnification of the managers.

The Netherlands

Styron Netherlands B.V. and Styron Holdings B.V. are private limited companies organized and existing under the laws of the Netherlands.

Pursuant to the law of the Netherlands, liability of a managing director may be retrospectively limited by an action of the general meeting of shareholders. Such discharge of liability includes all acts of the managing director which are apparent from the annual accounts or other information made available to the shareholders meeting. A discharge does not provide protection against external liability. Moreover, a discharge can be nullified in court proceedings.

An agreement between the company and the managing director that the company will refrain from any liability action may provide some protection against internal liability as well. Please note, however, that this form of protection is not considered very effective, since the duty of managing directors to perform their duties properly is mandatory and cannot be relaxed through an exoneration. In addition, note that an exoneration for acts that qualify as intent (opzet) or willful misconduct (bewuste roekeloosheid) are generally held to breach Dutch public policy and public morals (openbare orde en goede zeden) and would therefore be considered null and void.

A commitment by a third party (usually a shareholder ) that it shall hold a managing director harmless in the event of claims that relate to his performance as a managing director may provide protection against internal and external liability. Like exonerations, indemnifications find their limits in the event of intent (opzet) and willful misconduct (bewuste roekeloosheid) because an indemnification under these circumstances is generally held to breach Dutch public policy and public morals (openbare orde en goede zeden) and would therefore be considered null and void.

The Articles of Association of Styron Holding B.V and Styron Netherlands B.V. both contain an undertaking for the boards of those companies to indemnify any director for any costs that may be incurred in connection with any legal proceedings against a director in its capacity as director of the company, except where the judiciary in such proceedings rules that a director is held liable on the basis of his own gross negligence or willful misconduct.

Canada

Styron Canada ULC is an unlimited company incorporated under the laws of the Province of Nova Scotia, Canada. Under applicable Nova Scotia law, Styron Canada ULC is permitted to indemnify its officers and directors on terms acceptable the company subject only to the general common law restrictions based on public policy and restrictions residing under specific legislation of relevant jurisdictions.

Section 180 of the Articles of Association of Styron Canada ULC provides that every current or former director or officer of Styron Canada ULC shall be indemnified by Styron Canada ULC against all costs, losses and expenses that such director, officer or person may incur or become liable to pay in respect of any contract entered into or act or thing done by such person as an officer or servant of the company or in any way in the discharge of such person’s duties and the amount for which such indemnity is proved attaches as a lien on the property of the company and has priority as against the shareholders of the company over all other claims.

Section 181 of the Articles of Association of Styron Canada ULC further provides that no officer or director shall be liable for any loss, damage or misfortune of the company which happens in the execution of the duties of his or her office or in relation thereto unless such happens through such person’s dishonesty and for excuses directors and officers from other specified liabilities.

Germany

Styron Deutschland GmbH and Styron Deutschland Anlagengesellschaft mbH (each individually, a “German Guarantor” and together, the “German Guarantors”) are German companies with limited liability.

Due to the absence of contractual indemnities for the managing directors of the German Guarantors, the managing directors may be indemnified on the basis of German law only.

Under German law, a managing director of each of the German Guarantors shall be regularly entitled to claim indemnification from a shareholder of such German Guarantors in the event that the managing director will be liable for a business-destroying intervention (existenzvernichtender Eingriff) jointly with the shareholder provided that the shareholder has instructed the managing director to the action or omission resulting in the aforementioned business-destroying intervention.

Following the German legal principles regarding the “mandate and contract for the management of the affairs of another” and in particular sec. 670 of the German Civil Code (BGB), a German Guarantor will be obliged to make reimbursement of all expenses (Aufwendungen) incurred by a managing director for the purpose of performing a mandate on behalf of the respective German Guarantor that the managing director lawfully considered to be necessary in the circumstances.

The managing directors may also be entitled to ask for indemnification from the German Guarantor pursuant to sec. 426 (1) BGB in case of joint liability with the German Guarantor vis-à-vis third parties, provided that the managing director has not violated any of his/her obligations towards the German Guarantor. The same principles apply in case of a joint and several liability of two or more managing directors among themselves. In case of a joint liability of a managing director and the respective German Guarantor vis-à-vis the German tax authorities for any tax payments, the managing director is entitled to ask for indemnification by the German Guarantor in respect to the primary tax obligation but excluding any fine for late payment. The right to ask for such indemnification does generally not exist, however, if and to the extent the managing director and the German Guarantor would be liable based on tort (sec. 823 to 853, 31 BGB).

Hong Kong

Styron (Hong Kong) Limited is a limited liability company incorporated under the laws of Hong Kong.

Section 165(1) of the Companies Ordinance (Cap 32 of the laws of Hong Kong) provides that “any provision, whether contained in the articles of a company or in any contract with a company or otherwise, for exempting any officer of the company or any person employed by the company as auditor from, or indemnifying him against, any liability to the company or a related company that by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company or related company shall …be void”.

Section 165(2) of the Companies Ordinance, does, however, provide that “a company may indemnify any officer of the company, or any person employed by the company as auditor, against any liability incurred by him- (a) in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted; or (b) in connection with any application under section 358 in which relief is granted to him by the court.”

Section 358(1) of the Companies Ordinance provides that “if in any proceedings for negligence, default, breach of duty, or breach of trust against an officer of a company or persons employed by a company as auditors, it appears to the court that he is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as the court may think fit”.

Section 358(2) provides that where officers of a company or persons employed by a company as auditors who “apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief, and the court on any such application shall have the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.”

Section 165(3) of the Companies Ordinance also provides that “a company may purchase and maintain for any officer of the company, or any person employed by the company as auditor- (a) insurance against any liability to the company, a related company or any other party in respect of any negligence, default, breach of duty or breach of trust (save for fraud) of which he may be guilty in relation to the company or a related company; and (b) insurance against any liability incurred by him in defending any proceedings, whether civil or criminal, taken against him for any negligence, default, breach of duty or breach of trust (including fraud) of which he may be guilty in relation to the company or a related company.”

Provision is made for indemnity to directors and officers in the Articles of Association of Styron (Hong Kong) Limited. Article 84 provides that “the directors shall be entitled to be repaid all traveling, hotel and other expenses reasonably incurred by them respectively in or about the performance of their duties as directors”. Article 160 provides that “every director, manager, or officer of the company or any person (whether an officer of the company or not) employed by the company as auditor shall be indemnified out of the funds of the company against all liability incurred by him as such director, manager, officer or auditor in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application under section 358 of the Companies Ordinance in which relief is granted to him by the court.”

Ireland

Styron Materials Ireland and Styron Investments Holdings Ireland are Irish private unlimited companies (together the “Irish Guarantors” and each an “Irish Guarantor”).

Section 200(1) of the Companies Act 1963 of Ireland provides that “…any provision whether contained in the articles of a company or in any contract with a company or otherwise for exempting any officer of the company…from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company shall be void…”.

Section 200(1) does however, permit a company to indemnify a director against any liability incurred by him (i) in defending proceedings, whether civil or criminal, in which judgment is given in favor or in which he is acquitted, and (ii) where in relation to any proceedings for negligence, default, breach of duty or breach of trust against him the court has granted the officer relief wholly or partly from liability on the basis that he has acted honestly and reasonably and that having regard to the circumstances of the case, including those connected with his appointment, he ought fairly to be excused.

In the case of each Irish Guarantor, provision is made for such an indemnity in article 25 of the Articles of Association of such Irish Guarantor.

It should be noted the indemnity in the Articles of Association may not be enforced by a director as a director is not—in that capacity alone—a party to the contract formed by the articles. However, the indemnity could be incorporated by reference into a separate agreement with a director and may be enforceable as such.

Pursuant to the Articles of Association of Styron Materials Ireland and Styron Investments Holdings Ireland the directors, the secretary, agent or other officer of each Irish Guarantor are entitled to be indemnified out of the assets of such Irish Guarantor against all losses or liabilities sustained or incurred in or about the execution of the duties of his office or otherwise in relation thereto, to the extent permitted by the Companies Acts of Ireland.

The Articles of Association of each Irish Guarantor are stated to be subject to section 200 of the Companies Act 1963 of Ireland. Pursuant to section 200, each Irish Guarantor may indemnify the directors or the secretary of such Irish Guarantor, only if the indemnified party receives a favorable judgment in an Irish court in respect of the liability, or where an Irish court determines, at its discretion, that the director or the secretary acted honestly and reasonably , having regard to all the circumstances, and relieves him or her from liability for negligence, default, breach of duty or breach of trust in relation to such Irish Guarantor. This restriction in the Companies

Acts of Ireland does not apply to executives who are not directors or the secretary of an Irish Guarantor. Any provision for indemnification to a greater extent is void under Irish law, whether contained in the Memorandum or Articles of Association or any contract between the director and an Irish Guarantor.

The Articles of Association of each Irish Guarantor also contain indemnification provisions for every agent and other officer who are not directors or the secretary of the relevant Irish Guarantor, to the extent permitted by the Companies Acts.

Singapore

Styron Singapore Pte. Ltd. and Styron Holding Asia Pte. Ltd. are Singapore private companies limited by shares.

Section 172 of the Companies Act (Chapter 50 of Singapore) (the “Singapore Companies Act”) provides:

(1)	Any provision, whether in the articles or in any contract with a company or otherwise, for exempting any officer or auditor of the company from, or indemnifying him against, any liability which by law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company, shall be void.

(2)	This section shall not prevent a company:

(a)	from purchasing and maintaining for any such officer insurance against any liability referred to in subsection (1); or

(b)	from indemnifying such officer or auditor against any liability incurred by him;

(i)	in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or in which he is acquitted; or

(ii)	in connection with any application under section 76A(13) or 391 or any other provision of the Singapore Companies Act, in which relief is granted to him by the court.

Sweden

Styron Sverige AB is a Swedish limited liability company.

A director is liable for damages caused to the company by such director’s negligence of willful misconduct. With respect to damages caused to third parties, a director is only liable if such damage is caused by a violation of the Swedish Companies Act, certain provisions relating to accounting or the Articles of Association of the company. Swedish law does not contain any specific provision with respect to the indemnifications of a director. The concept of indemnification is recognized by Swedish law and indemnification may therefore be provided, for instance, by way of an insurance agreement or provisions contained in an employment agreement. However, indemnification cannot be provided to directors by any provision in the Articles of Association.

Switzerland

Styron Europe GmbH is a Swiss company with limited liability.

The directors and senior officers of a Swiss company may be held liable if they acted in violation of their statutory duties to the company, its shareholders and (in bankruptcy) the creditors for damages. The liability is joint and several, but the courts may apportion the liability among the directors in accordance with their degree of culpability. In addition, such persons may be held liable for criminal offenses.

Neither Swiss law nor Styron Europe GmbH’s Articles of Association contain provisions regarding the indemnification of directors and senior officers. According to Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under an employment agreement, unless the losses or expenses arise from the employee’s gross negligence or willful misconduct. Further, the company may insure its directors and senior officers with third party insurance against any liability in their function as directors and senior officers.

The United Kingdom

Styron UK Limited (“Styron UK”) is a private limited company incorporated under the laws of England and Wales.

Section 232 of the Companies Act 2006 (the “Act”) provides that any provision that purports to exempt a director of any such company, to any extent, from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Furthermore, Section 232 of the Act provides that any provision where the company or an associated company is seeking to indemnify a director for such liability is also void, except in particular as permitted by Section 233 and Section 234 of the Act.

Section 233 of the Act permits a company to purchase and maintain for a director of the company, or of an associated company, insurance against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.

Section 234 of the Act authorizes private limited companies incorporated in England and Wales to indemnify a director against any liability incurred by the director to a person other than the company or an associated company other than in respect of:

(a)	any liability of the director to pay a fine imposed in criminal proceedings, or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)	any liability incurred by the director in defending criminal proceedings in which he or she is convicted, in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him or her, or in connection with an application of relief in which the court refuses to grant him or her relief, in respect of a final decision in any such proceedings.

The articles of association of Styron UK indemnify the officers and directors against losses and liabilities which they may sustain in their capacity as directors or officers of Styron UK, including in any civil or criminal proceedings in which judgment is given in their favor. The articles of incorporation of Styron UK also provide that the directors or officers have the power, to the full extent permitted by law, to purchase and maintain insurance on behalf of any of our directors, officers, employees or agents against any liability that may be asserted against them.

D&O Insurance Coverage

Each of the Issuers and the Additional Registrant Guarantors maintains insurance covering its directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not the companies would have the power to indemnify them against such liability under the provisions of such entities’ organizational documents and applicable law. Such policies contain typical exclusions, including, in respect of intentional acts, gross negligence and criminal liability.

Exhibits and Financial Statement Schedules.

(a)	Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index, which is incorporated herein by reference.

(b)	Financial Statements and Financial Statement Schedules

See Index to Financial Statements on page F-1.

Undertakings.

(c)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(iv)	any other communication that is an offer in the offering made by such registrant to the purchaser.

(d)	The undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

TRINSEO MATERIALS OPERATING S.C.A.

By:	*
Name:	Ailbhe Jennings
Title:	Manager of Trinseo Materials S.à r.l., its general partner

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher D. Pappas	Manager of Trinseo Materials S.à r.l., general partner of Trinseo Materials Operating S.C.A., President and Chief Executive Officer (Principal Executive Officer)	January 14, 2014

* Ailbhe Jennings	Manager of Trinseo Materials S.à r.l., general partner of Trinseo Materials Operating S.C.A. (Principal Financial and Accounting Officer)	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Ailbhe Jennings in the City of Luxembourg, the Grand Duchy of Luxembourg, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

TRINSEO MATERIALS FINANCE, INC.

By:	*
Name:	Christopher D. Pappas
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher D. Pappas	Director, President and Chief Executive Officer (Principal Executive Officer)	January 14, 2014

* John A. Feenan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Christopher D. Pappas in the City of Berwyn, Pennsylvania, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on January 14, 2014.

TRINSEO S.A.

By:	*
Name:	Ailbhe Jennings
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher D. Pappas	Director, President and Chief Executive Officer (Principal Executive Officer)	January 14, 2014

* John A. Feenan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2014

* Ailbhe Jennings	Director	January 14, 2014

* Seth A. Meisel	Director	January 14, 2014

* Michel G. Plantevin	Director	January 14, 2014

* Stephen M. Zide	Director	January 14, 2014

* Brian W. Chu	Director	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Ailbhe Jennings in the City of Luxembourg, the Grand Duchy of Luxembourg, and filed with the Securities and Exchange Commission on September 30, 2013 and pursuant to the powers of attorney previously filed as Exhibit 24.1 to Amendment No. 1 to the registration statement, duly executed and filed with the Securities and Exchange Commission on December 6, 2013.

By:	/s/ David Stasse
David Stasse
Attorney-in-fact
January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

STYRON AUSTRALIA PTY LTD

By:	*
Name:	Mark Tucker
Title:	Director

By:	*
Name:	Tim Thomas
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Tim Thomas	Director (Principal Executive Officer)	January 14, 2014

* Mark Tucker	Director (Principal Financial and Accounting Officer)	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Mark Tucker in the City of Sydney, Australia, by Tim Thomas in the City of Dalton, Georgia, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

STYRON BELGIUM B.V.B.A.

By:	*
Name:	Rudolf van Domburg
Title:	Director

By:	*
Name:	Franciscus J.C.M. Kempenaars
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Rudolf van Domburg	Director (Principal Executive Officer)	January 14, 2014

* Franciscus J.C.M. Kempenaars	Director (Principal Financial and Accounting Officer)	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Rudolf van Domburg in the City of Tessenderlo, Belgium, by Franciscus J.C.M. Kempenaars in the City of Terneuzen, The Netherlands, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

STYRON DEUTSCHLAND GMBH

By:	*
Name:	Ralf Irmert
Title:	Managing Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ralf Irmert	Managing Director (Principal Executive Officer)	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States (Principal Financial and Accounting Officer)	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Ralf Irmert in the City of Schkopau, Germany, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

STYRON DEUTSCHLAND ANLAGENGESELLSCHAFT MBH

By:	*
Name:	Hans-Heinrich Neuhaus
Title:	Managing Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Hans-Heinrich Neuhaus	Managing Director (Principal Executive Officer)	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States (Principal Financial and Accounting Officer)	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Hans-Heinrich Neuhaus in the City of Stade, Germany, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

STYRON (HONG KONG) LIMITED

By:	*
Name:	Lee Chung Lok
Title:	Director

By:	*
Name:	Lin Zhiqiang
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Lee Chung Lok	Director (Principal Executive Officer)	January 14, 2014

* Lin Zhiqiang	Director (Principal Financial and Accounting Officer)	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Lin Zhiqiang in the City of Guangzhou, the People’s Republic of China, by Lee Chung Lok in the City of Tsing Yi Island, Hong Kong, the People’s Republic of China, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse
Attorney-in-fact
January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

STYRON INVESTMENT HOLDINGS IRELAND

By:	*
Name:	Ailbhe Jennings
Title:	Director

By:	*
Name:	Geraldine Lillis
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ailbhe Jennings	Director (Principal Executive Officer)	January 14, 2014

* Geraldine Lillis	Director (Principal Financial and Accounting Officer)	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Ailbhe Jennings in the in the City of Luxembourg, the Grand Duchy of Luxembourg, by Geraldine Lillis in the City of Shannon, Ireland, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse
Attorney-in-fact
January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

STYRON MATERIALS IRELAND

By:	*
Name:	Ailbhe Jennings
Title:	Director

By:	*
Name:	Geraldine Lillis
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ailbhe Jennings	Director (Principal Executive Officer)	January 14, 2014

* Geraldine Lillis	Director (Principal Financial and Accounting Officer)	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Ailbhe Jennings in the in the City of Luxembourg, the Grand Duchy of Luxembourg, by Geraldine Lillis in the City of Shannon, Ireland, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse
Attorney-in-fact
January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

STYRON LUXCO S.À R.L.

By:	*
Name:	Ailbhe Jennings
Title:	Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher D. Pappas	Manager, President and Chief Executive Officer (Principal Executive Officer)	January 14, 2014

* John A. Feenan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2014

* Ailbhe Jennings	Manager	January 14, 2014

* Seth A. Meisel	Manager	January 14, 2014

* Michel G. Plantevin	Manager	January 14, 2014

* Brian W. Chu	Manager	January 14, 2014

* Stephen M. Zide	Manager	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Ailbhe Jennings in the City of Luxembourg, the Grand Duchy of Luxembourg, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

STYRON HOLDING S.À R.L.

By:	*
Name:	Ailbhe Jennings
Title:	Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher D. Pappas	Manager, President and Chief Executive Officer (Principal Executive Officer)	January 14, 2014

* John A. Feenan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2014

* Ailbhe Jennings	Manager	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Ailbhe Jennings in the City of Luxembourg, the Grand Duchy of Luxembourg, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

TRINSEO MATERIALS S.À R.L.

By:	*
Name:	Ailbhe Jennings
Title:	Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher D. Pappas	Manager, President and Chief Executive Officer (Principal Executive Officer)	January 14, 2014

* John A. Feenan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2014

* Ailbhe Jennings	Manager	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Ailbhe Jennings in the City of Luxembourg, the Grand Duchy of Luxembourg, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

STYRON FINANCE LUXEMBOURG S.À R.L.

By:	*
Name:	Ailbhe Jennings
Title:	Manager

By:	*
Name:	Marco Levi
Title:	Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ailbhe Jennings	Manager (Principal Executive Officer)	January 14, 2014

* Marco Levi	Manager (Principal Financial and Accounting Officer)	January 14, 2014

* Franciscus J.C.M. Kempenaars	Manager	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Marco Levi in the City of Horgen, Switzerland, by Ailbhe Jennings in the City of Luxembourg, the Grand Duchy of Luxembourg, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

STYRON NETHERLANDS B.V.

By:	*
Name:	Franciscus J.C.M. Kempenaars
Title:	Director

By:	*
Name:	Rudolf Theodorus van Beelen
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Franciscus J.C.M. Kempenaars	Director (Principal Executive Officer)	January 14, 2014

* Rudolf Theodorus van Beelen	Director (Principal Financial and Accounting Officer)	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Rudolf Theodorus van Beelen and Franciscus J.C.M. Kempenaars in the City of Terneuzen, The Netherlands, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, January 14, 2014.

STYRON HOLDING B.V.

By:	*
Name:	Franciscus J.C.M. Kempenaars
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Franciscus J.C.M. Kempenaars	Director (Principal Executive Officer)	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States (Principal Financial and Accounting Officer)	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Franciscus J.C.M. Kempenaars in the City of Terneuzen, The Netherlands, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on January 14, 2014.

STYRON SINGAPORE PTE. LTD.

By: *

Name: Cai Dongyu Title: Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Cai Dongyu	Director (Principal Executive Officer)	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States (Principal Financial and Accounting Officer)	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Cai Dongyu in the sovereign City-State of Singapore, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on January 14, 2014.

STYRON HOLDINGS ASIA PTE. LTD.

By:	*
Name:	Cai Dongyu
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Cai Dongyu	Director (Principal Executive Officer)	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States (Principal Financial and Accounting Officer)	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Cai Dongyu in the sovereign City-State of Singapore, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

STYRON SVERIGE AB

By:	*
Name:	Erkki Kesti
Title:	Ordinary Member

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Erkki Kesti	Ordinary Member (Principal Executive Officer)	January 14, 2014

* Walter Bosschieter	Deputy Member of the Board (Principal Financial and Accounting Officer)	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Erkki Kesti in the City of Norrkoping, Sweden, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

STYRON EUROPE GMBH

By:	*
Name:	Marco Levi
Title:	Manager

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Marco Levi	Manager (Principal Executive Officer)	January 14, 2014

* Walter Bosschieter	Chairman (Principal Financial and Accounting Officer)	January 14, 2014

* Isabel Hacker	Manager	January 14, 2014

* Christian Page	Manager	January 14, 2014

* Martin Pugh	Manager	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Marco Levi in the City of Horgen, Switzerland, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

STYRON UK LIMITED

By:	*
Name:	Walter Bosschieter
Title:	Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Walter Bosschieter	Director (Principal Executive Officer)	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States (Principal Financial and Accounting Officer)	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Walter Bosschieter in the City of Horgen, Switzerland, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

STYRON LLC

By:	*
Name:	Christopher D. Pappas
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher D. Pappas	President and Chief Executive Officer (Principal Executive Officer)	January 14, 2014

* John A. Feenan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Christopher D. Pappas in the City of Berwyn, Pennsylvania, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

STYRON US HOLDING, INC.

By:	*
Name:	Christopher D. Pappas
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christopher D. Pappas	Director, President and Chief Executive Officer (Principal Executive Officer)	January 14, 2014

* John A. Feenan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2014

/s/ David Stasse David Stasse	Authorized Representative in the United States	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Christopher D. Pappas in the City of Berwyn, Pennsylvania, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse Attorney-in-fact January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Berwyn, state of Pennsylvania, on January 14, 2014.

STYRON CANADA ULC

By:	*
Name:	Marina M. Zivik
Title:	President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Marina M. Zivik	Director and President (Principal Executive Officer)	January 14, 2014

/s/ David Stasse David Stasse	Treasurer and Authorized Representative in the United States (Principal Financial and Accounting Officer)	January 14, 2014

*	David Stasse hereby signs this registration statement on behalf of the indicated persons for whom he is attorney-in-fact on January 14, 2014, pursuant to the powers of attorney previously filed as Exhibit 24.1 to the form S-4, duly executed on behalf of the registrant by Marina M. Zivik in the City of Horgen, Switzerland, and filed with the Securities and Exchange Commission on September 30, 2013.

By:	/s/ David Stasse
David Stasse
Attorney-in-fact
January 14, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1†	Articles of Association of Trinseo S.A.

3.2†	Articles of Association of Trinseo Materials Operating S.C.A.

3.3†	Certificate of Incorporation of Trinseo Materials Finance, Inc., as amended.

3.4†	Bylaws of Trinseo Materials Finance, Inc.

3.5†	Certificate of Incorporation of Styron Australia Pty Ltd.

3.6†	Constitution of Styron Australia Pty Ltd.

3.7†	Articles of Association of Styron Belgium B.V.B.A.

3.8†	Articles of Association of Styron Deutschland GmbH.

3.9†	Articles of Association of Styron Deutschland Anlagengesellschaft mbH.

3.10†	Certificate of Incorporation of Styron (Hong Kong) Limited.

3.11†	Memorandum of Association of Styron (Hong Kong) Limited.

3.12†	Certificate of Incorporation of Styron Investment Holdings Ireland.

3.13†	Memorandum and Articles of Association of Styron Investment Holdings Ireland.

3.14†	Certificate of Incorporation, and the Certificate of Incorporation on a Change of Name, of Styron Materials Ireland.

3.15†	Memorandum and Articles of Association of Styron Materials Ireland.

3.16†	Articles of Association of Styron Luxco S.a r.l. (previously filed as Exhibit 3.18 to the Registration Statement)

3.17†	Articles of Association of Styron Holding S.a r.l. (previously filed as Exhibit 3.19 to the Registration Statement)

3.18†	Articles of Association of Trinseo Materials S.a r.l. (previously filed as Exhibit 3.20 to the Registration Statement)

3.19†	Articles of Association of Styron Finance Luxembourg S.à r.l. (previously filed as Exhibit 3.21 to the Registration Statement)

3.20†	Articles of Association of Styron Netherlands B.V. (previously filed as Exhibit 3.22 to the Registration Statement)

3.21†	Articles of Association of Styron Holding B.V. (previously filed as Exhibit 3.23 to the Registration Statement)

3.22†	Memorandum and Articles of Association of Styron Singapore Pte. Ltd. (previously filed as Exhibit 3.24 to the Registration Statement)

3.23†	Memorandum and Articles of Association of Styron Holdings Asia Pte. Ltd. (previously filed as Exhibit 3.25 to the Registration Statement)

3.24†	Certificate of Registration of Styron Sverige AB. (previously filed as Exhibit 3.26 to the Registration Statement)

3.25†	Articles of Association of Styron Sverige AB. (previously filed as Exhibit 3.27 to the Registration Statement)

3.26†	Excerpt from Commercial Register of the Canton of Zurich, Switzerland, in relation to Styron Europe GmbH. (previously filed as Exhibit 3.28 to the Registration Statement)

3.27†	Articles of Incorporation (Statuten) of Styron Europe GmbH. (previously filed as Exhibit 3.29 to the Registration Statement)

3.28†	Memorandum and Articles of Association of Styron UK Limited. (previously filed as Exhibit 3.30 to the Registration Statement)

3.29†	Certificate of Formation of Styron LLC. (previously filed as Exhibit 3.31 to the Registration Statement)

3.30†	Second Amended and Restated Limited Liability Company Agreement of Styron LLC. (previously filed as Exhibit 3.32 to the Registration Statement)

3.31†	Certificate of Incorporation of Styron US Holding, Inc., as amended. (previously filed as Exhibit 3.33 to the Registration Statement)

3.32†	Bylaws of Styron US Holding, Inc. (previously filed as Exhibit 3.34 to the Registration Statement)

3.33†	Memorandum and Articles of Association of Styron Canada ULC. (previously filed as Exhibit 3.35 to the Registration Statement)

4.1†	Indenture, dated as of January 29, 2013, including Form of 8.750% Senior Secured Notes due 2019, by and among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent.

4.2†	First Supplemental Indenture, dated as of March 12, 2013, by and among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent.

4.3†	Second Supplemental Indenture, dated as of May 10, 2013, by and among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent.

4.4†	Third Supplemental Indenture, dated as of September 16, 2013, by and among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent.

4.5†	Intercreditor and Collateral Agency Agreement, dated as of January 29, 2013, by and among Trinseo Materials Operating S.C.A., the other Grantors party hereto, Deutsche Bank AG New York Branch, Wilmington Trust, National Association and each Additional Collateral Agent from time to time party hereto.

4.6†	Registration Rights Agreement, dated as of January 29, 2013, by and among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc., the Guarantors party hereto and Deutsche Bank Securities Inc.

4.7†	Joinder to Purchase Agreement, dated May 10, 2013, by and among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc., the Guarantors party hereto and Deutsche Bank Securities Inc.

4.8†	Purchase Agreement, dated January 24, 2013, by and among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc., the Guarantors party hereto and Deutsche Bank Securities Inc.

4.9†	Fourth Supplemental Indenture, dated as of December 3, 2013, by and among Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent.

5.1†	Opinion of Reed Smith LLP.

5.2†	Opinion of Reed Smith Richards Butler.

5.3†	Opinion of Kirkland & Ellis International LLP, Germany.

5.4†	Opinion of Kirkland & Ellis International LLP, United Kingdom.

5.5†	Opinion of Loyens & Loeff N.V., Belgium.

5.6†	Opinion of Loyens & Loeff N.V., Luxembourg.

5.7†	Opinion of Loyens & Loeff N.V., Netherlands.

5.8†	Opinion of Clayton Utz.

5.9†	Opinion of Homburger AG.

5.10†	Opinion of Roschier Advokatbyrå AB.

5.11†	Opinion of McCann FitzGerald.

5.12††	Opinion of WongPartnership LLP.

5.13†	Opinion of Stewart Mckelvey.

10.1†	Credit Agreement, dated as of June 17, 2010, by and among Trinseo Materials Operating S.C.A., the Guarantors, the Lenders and Deutsche Bank AG New York Branch.

10.2†	First Amendment to Credit Agreement, dated as of February 2, 2011, by and among Trinseo Materials Operating S.C.A., the Guarantors, the Lenders and Deutsche Bank AG New York Branch.

10.3†	Second Amendment to Credit Agreement, dated as of July 28, 2011, by and among Trinseo Materials Operating S.C.A., the Guarantors, the Lenders and Deutsche Bank AG New York Branch.

10.4†	Third Amendment to Credit Agreement, dated as of February 13, 2012, by and among Trinseo Materials Operating S.C.A., the Guarantors, the Lenders and Deutsche Bank AG New York Branch.

10.5†	Fourth Amendment to Credit Agreement, dated as of August 9, 2012, by and among Trinseo Materials Operating S.C.A., the Guarantors, the Lenders and Deutsche Bank AG New York Branch.

10.6†	Fifth Amendment to Credit Agreement, dated as of January 29, 2013, by and among Trinseo Materials Operating S.C.A., the Guarantors, the Lenders and Deutsche Bank AG New York Branch.

10.7†	Amended and Restated Employment Agreement, among Styron US Holding, Inc., Bain Capital Everest Manager Holding SCA and Christopher D. Pappas, dated April 11, 2013.

10.8†	Employment Agreement, among Bain Capital Everest US Holding, Inc., Bain Capital Everest Manager Holding SCA and Curtis S. Shaw, dated July 1, 2010, as amended by Amendment No. 1 dated August 18, 2010, and Amendment No. 2 dated February 14, 2012.

10.9†	Employment Agreement, among Bain Capital Everest US Holding, Inc., Bain Capital Everest Manager Holding SCA and John A. Feenan, dated December 22, 2011.

10.10†	Employment Offer Letter, by and between Bain Capital Everest US Holding, Inc. and Marco Levi, dated September 22, 2010.

10.11†	Employment Offer Letter, by and between Bain Capital Everest US Holding, Inc. and Paul F. Moyer, dated September 22, 2010.

10.12†	Form of Amended and Restated Executive Subscription and Securityholder’s Agreement, by and among Bain Capital Everest Manager Holding S.C.A., Bain Capital Everest Manager, the executive named therein and the other investors named therein.

10.13†	Amended and Restated Executive Subscription and Securityholder’s Agreement, by and among Bain Capital Everest Manager Holding S.C.A., Bain Capital Everest Manager, Christopher D. Pappas and the other investors named therein, dated February 3, 2011.

10.14†	Investor Subscription and Shareholder Agreement by and among Bain Capital Everest Managers Holding SCA and the various investors named therein, dated June 17, 2010.

10.15†	Registration Rights Agreement, by and among Bain Capital Everest Managers Holding SCA and the investors named therein, dated June 17, 2010.

10.16†	Advisory Agreement, by and between Bain Capital Partners, LLC, Portfolio Company Advisors Limited, Styron Holding BC and Bain Capital Everest US Holding Inc., dated June 17, 2010.

10.17†	Transaction Services Agreement, by and between Bain Capital Everest US Holding Inc. and Bain Capital Partners, dated June 17, 2010.

10.18†	Latex Joint Venture Option Agreement, among The Dow Chemical Company, Styron LLC and Styron Holding B.V., dated June 17, 2010, as amended by the Latex Joint Venture Option Agreement Amendment, dated August 9, 2011.

10.19*†	Second Amended and Restated Master Outsourcing Services Agreement, among The Dow Chemical Company and Styron LLC and Styron Holding B.V., dated June 1, 2013.

10.20*†	Contract of Sale, by and between Americas Styrenics LLC and The Dow Chemical Company, dated December 1, 2009, as amended by that certain Amendment to and Consent to Partial Assignment, dated April 1, 2010.

10.21*†	Styrene Baseload Sale and Purchase Agreement, between Dow Europe GmbH and Jubail Chevron Phillips Company, dated June 30, 2004.

10.22*†	Amended and Restated Ethylene Sales Contract (Europe), between Dow Europe GmbH and Styron Europe GmbH, dated June 17, 2010.

10.23*†	Amended and Restated Benzene Sales Contract (Europe), between Dow Europe GmbH and Styron Europe GmbH, dated June 17, 2010.

10.24*†	Amended and Restated Bisphenol A Sales Contract, between Dow Europe GmbH and Styron Europe GmbH, dated June 17, 2010.

10.25*†	First Amendment to the Amended and Restated Bisphenol A Sales Contract between Dow Europe GmbH and Styron Europe GmbH, dated October 26, 2011.

10.26*†	Second Amendment to the Amended and Restated Bisphenol A Sales Contract between Dow Europe GmbH and Styron Europe GmbH, dated November 9, 2012.

10.27*†	Amended and Restated Butadiene Sales Contract (Europe), between Dow Europe GmbH and Styron Europe GmbH, dated June 17, 2010.

10.28*†	SSBR Toll Conversion and Capacity Rights Agreement, between JSR Corporation Tokyo, Wallisellen and Dow Europe GmbH, dated May 31, 2007.

10.29*†	Amended and Restated MOD5 Computerized Process Control Software Agreement, Licenses and Services, between Rofan Services Inc. and Styron LLC, dated as of June 17, 2010.

10.30*†	Amendment No. 1 to the Amended and Restated MOD5 Computerized Process Control Software Agreement, Licenses and Services, between Rofan Services Inc. and Styron LLC, dated as of June 1, 2013.

10.31*†	Amended and Restated Styron License Agreement, among The Dow Chemical Company, Dow Global Technologies Inc. and Styron LLC, dated as of June 17, 2010.

10.32†	Deed of Amendment, Restatement and Accession, dated May 30, 2013, by and among Styron Europe GmbH, Styron Deutschland Anlagengesellschaft mbH, Styron Netherlands B.V., Styron LLC, Trinseo U.S. Receivables Company SPV LLC, Styron Receivables Funding Limited, Styron Finance Luxembourg s.à r.l., Luxembourg, Zweigniederlassung Horgen, Regency Assets Limited, HSBC Bank plc, Styron Holding S.à.r.l, as parent and guarantor, TMF Administration Services Limited, as corporate administrator and registrar and the Law Debenture Trust Corporation plc, as Styron security trustee.

10.33*†	Amendment Agreement No. 1 to the SSBR Conversion and Capacity Rights Agreement, dated December 3, 2012, by and between Styron Europe GmbH and JSR Corporation Tokyo Wallisellen Branch.
10.34†	Sixth Amendment to Credit Agreement, dated as of December 3, 2013, among Trinseo Materials Operating S.C.A., Styron Italia S.R.L. and each Lender party.

12.1†	Statement of Computation of Ratios of Earnings to Fixed Charges.

21.1†	Subsidiaries of Trinseo Materials Operating S.C.A. and Trinseo Materials Finance, Inc.

23.1†	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2†	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.3† 24.1†	Consent of Deloitte & Touche LLP, independent auditors of Americas Styrenics LLC. Powers of Attorney (included as part of the signature pages).

25.1†	Statement of Eligibility of Trustee on Form T-1.

99.1†	Form of Letter of Transmittal.

99.2†	Form of Notice of Guaranteed Delivery.

99.3†	Form of Letter to Clients.

99.4†	Form of Letter to Broker, Dealers, Commercial Banks, Trust Companies and Other Nominees.

*	Application has been made to the Securities and Exchange Commission for confidential treatment of certain provisions of these exhibits. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.
†	Previously filed.
††	Filed herewith.